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                                EXHIBIT (23)(A)
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                     [Letterhead of Baird, Kurtz & Dobson]



                         Independent Auditors' Consent
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The Board of Directors
Mid-Missouri Holding Company, Inc.

    We consent to the inclusion in the Registration Statement on Form S-4 of Mid-Missouri Holding Company, Inc. of our report dated February 7, 1997, relating to the balance sheets of Mid-Missouri Holding Company, Inc. as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. We also consent to the reference to us under the caption "Experts" in Form S-4.


              BAIRD, KURTZ & DOBSON

St. Louis, Missouri
May 8, 1997